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                                                                   Exhibit 23.04


            Consent of Ernst & Young LLP, Independent Auditors

We consent to the use of our report dated April 18, 1997, with respect to the consolidated financial statements and schedule of PharMerica, Inc. and subsidiaries (formerly Pharmacy Corporation of America) as of December 31, 1996 and for the two years then ended incorporated by reference in the Registration Statement (Form S-4 No. 333-00000) and related Prospectus of Bergen Brunswig Corporation and PharMerica, Inc. for the registration of 26,282,129 shares of common stock.


                                         /s/ Ernst & Young LLP

March 12, 1999
Little Rock, Arkansas